The information in this preliminary pricing supplement is not complete and may be changed.


Preliminary Pricing Supplement     SUBJECT TO COMPLETION      September 30, 2008


                   Pricing Supplement dated October [ ], 2008
           to the Product Prospectus Supplement dated April 11, 2008, the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

  [RBC LOGO]                Royal Bank of Canada
                            Direct Investment Notes Linked to a Basket of Stocks
                            Comprising the KBSH 2008 Top 20 Resource Portfolio


                                  GENERAL TERMS

     Royal Bank of Canada is offering the direct investment notes linked to the value of an equally-weighted basket of stocks (referred to herein as "direct investment notes" or the "notes") described below, which may be described in greater detail in the product prospectus supplement as well as the prospectus supplement attached to the prospectus. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated April 11, 2008, describe terms that will apply generally to the direct investment notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. There is a substantial risk that the value of the payment you receive at maturity will be less than the principal amount of your notes and may be zero.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Issue:                        Senior Global Medium-Term Notes, Series C

Underwriter:                  RBC Capital Markets Corporation

Basket: The Notes are linked to the value of an equally-weighted basket (the "Basket") of the common stocks of twenty companies (the "Underlying Stocks" and each, an "Underlying Stock"), comprising the KBSH 2008 Top 20 Resource Portfolio, as selected by KBSH Capital Management, Inc. ("KBSH"). Each Underlying Stock has a weighting of 5% of the overall basket. The initial value of the Basket will be calculated based on the closing prices of the Underlying Stocks on the Initial Valuation Date.

                              Underlying Stock                        Ticker                Initial Stock Price
                              ----------------                        ------                -------------------

                              Agnico-Eagle Mines Limited                AEM                        $ [ ]

                              Agrium Inc.                               AGU                        $ [ ]

                              Apache Corporation                        APA                        $ [ ]

                              BHP Billiton Limited                      BHP                        $ [ ]

                              Canadian Natural Resources Ltd.           CNQ                        $ [ ]

                              Chesapeake Energy Corporation             CHK                        $ [ ]

                              Compania Vale do Rio Doce                 RIO                        $ [ ]

                              Devon Energy Corporation                  DVN                        $ [ ]

                              EnCana Corporation                        ECA                        $ [ ]

                              Exxon Mobil Corporation                   XOM                        $ [ ]

                              Goldcorp, Inc.                            GG                         $ [ ]

                              Kinross Gold Corporstion                  KGC                        $ [ ]

                              Nexen Inc.                                NXY                        $ [ ]

                              Petroleo Brasileiro S.A.                  PBR                        $ [ ]

                              Peabody Energy Corporation                BTU                        $ [ ]

                              Potash Corporation of Saskatchewan        POT                        $ [ ]
                              Inc.

                              Rio Tinto plc                             RTP                        $ [ ]

                              Suncor Energy, Inc.                       SU                         $ [ ]

                              Transocean Inc.                           RIG                        $ [ ]

                              Yamana Gold Inc.                          AUY                        $ [ ]

Incorporated risk factors:    The notes are subject to the risks set forth under
                              the heading "Additional Risk Factors Specific to
                              Your Notes" in the product prospectus supplement.

Interest rate (coupon):       We will not pay you interest during the term of
                              your notes.

Minimum Investment:           $1,000 (except for certain non-U.S. investors for
                              whom the minimum investment will be higher).

Denomination:                 $1,000 (except for certain non-U.S. investors for
                              whom the denomination will be higher).

Payment at Maturity:          At maturity, you will receive a cash payment equal
                              to the principal amount of your notes, multiplied by the Participation Rate, multiplied by (1 +
                              Percentage Change + Basket Dividend Yield).

                              You could lose some or a substantial amount of your principal amount invested if there has been a decline in the value of the Underlying Stocks at maturity or if the value of the Underlying Stocks has not increased sufficiently such that the payment at maturity, including the Basket Dividend Yield, is greater than the principal amount of the notes plus any applicable premium payable upon purchase thereof.

Participation Rate:           97.00%

Offer Price to Investors:     100% of the principal amount.

Percentage Change:            The Percentage Change is equal to the
                              equal-weighted return of the Underlying Stocks.
                              The Percentage Change is the amount determined by
                              (i) adding together the result, for each of the Underlying Stocks, of (a) the Final Stock Price minus the Initial Stock Price, divided by (b) the Initial Stock Price and (ii) dividing that sum by the number of Underlying Stocks in the basket.

Basket Dividend Yield:        The Basket Dividend Yield is equal to the sum of
                              the Dividend Yields for each of the Underlying
                              Stocks, divided by the number of Underlying Stocks in the basket.

Dividend Yield:               For any Underlying Stock, 100% of the gross cash
                              dividends and distributions per share of such Underlying Stock declared by the related issuer to holders of record of a share of such Underlying
                              Stock where the date that the shares of such Underlying Stock have commenced trading ex-dividend on the relevant exchange occurs during the period from and excluding the Pricing Date(s) to and including the Valuation Date(s) and expressed as a percentage of the Initial Stock
                              Price for that Underlying Stock.

Pricing Date(s):              October 28, 2008

Settlement Date:              October 31, 2008


Valuation Date(s):            November 24, 2009

Maturity Date:                November 30, 2009

Term:                         The term of your notes is approximately thirteen
                              (13) months.


Special features of the       None.
notes:

Initial Stock Prices:         The closing price of the Underlying Stocks on the
                              Pricing Date(s), subject to anti-dilution adjustment.

Final Stock Prices:           The closing price of the Underlying Stocks on the
                              Valuation Date(s).

Determination of Underlying   The prices of the Underlying Stocks on any trading
Stock Prices:                 day will equal the official closing price of that
                              Underlying Stock or any successor stock thereto
                              (as described in the product prospectus
                              supplement) published following the regular official weekday close of trading for such stock on that trading day. In certain circumstances, the prices for the Underlying Stocks will be based on an alternate calculation of that Underlying Stocks described under "Specific Terms of the Notes--Consequences of Market Disruption Events" in the product prospectus supplement.

U.S. tax treatment:           The United States federal income tax consequences
                              of your investment in the notes are uncertain. By purchasing the notes, you agree (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat your notes as a pre-paid cash-settled forward contract with respect to the Underlying Stock for U.S. federal income tax purposes. If your notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your notes.

Clearance and Settlement:     DTC global (including through its indirect
                              participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Currency:                     U.S. dollars.

Listing: The notes will not be listed on any securities exchange or quotation system.

CUSIP:                        78008GNV0

Calculation Agent:            The Bank of New York, as successor to the
                              corporate trust business of JPMorgan Chase Bank, N.A.

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Listing" on the cover page of this
                              pricing supplement and the terms appearing under the caption "Additional Terms of the Principal
                              Protected Notes" in the product prospectus supplement with respect to direct investment notes dated April 14, 2008.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 to read about investment risks relating to the direct investment notes. Unless otherwise specified in the relevant pricing supplement, the principal of the direct investment notes is not protected and you could lose your entire investment.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

                                                                                              Per note           Total
Price to public.......................................................................     100%             $
Underwriting discounts and commission.................................................     %                $
Proceeds to Royal Bank................................................................     %                $


The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

If the notes priced today, RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, would receive a commission of approximately $20.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $20.00 per $1,000 principal amount note. The other dealers may forgo, in their sole discretion, some or all of their selling concessions. If the notes priced today, the price of the notes would also include a profit of $10.00 per $1,000 principal amount earned by Royal Bank of Canada in hedging its exposure under the notes. In no event will the total of the commission received by RBCCM, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank Canada exceed $30.00 per $1,000 principal amount note.

We may use this pricing supplement in the initial sale of a direct investment note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in a direct investment note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the accompanying product prospectus supplement dated April 11, 2008, the accompanying prospectus, dated January 5, 2007 and the accompanying prospectus supplement, dated February 28, 2007. The information in the accompanying product prospectus supplement, prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. You should carefully consider, among other things, the matters set forth under "Additional Risk Factors Specific to your Notes" in the product prospectus supplement and the matters set forth under "Risk Factors" in the prospectus supplement dated February 28, 2007 as direct investment notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the direct investment notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated April 11, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908000822/
     f41080424b3.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.


                              Hypothetical Returns

The examples set out below are for illustration purposes only. The prices and dividend yields of the Underlying Stocks are not estimates or forecasts of the initial stock prices and final stock prices or dividend yields of the Underlying Stocks on which the calculation of the Percentage Change, Basket Dividend Yield and payment at maturity, will depend. All examples assume that a holder has purchased notes with an aggregate Principal Amount of $10,000 and that no market disruption event has occurred.


Example 1-- Calculation of the Payment at Maturity where Percentage Change is greater than 100% indicating that the value of the Basket has increased.

It is assumed that the Initial Stock Price, the Final Stock Price and the Basket Dividend Yield of the Underlying Stocks are as illustrated below. The Payment at Maturity would be calculated as follows:

      -----------------------------------------------------------------
                       Initial        Final                     Basket
       Underlying       Stock         Stock       Percentage   Dividend
         Stock          Price         Price         Change      Yield
      -----------------------------------------------------------------
        Stock A        $27.14        $32.57          120%        0.00%
      -----------------------------------------------------------------
        Stock B        $59.00        $66.08          112%        1.83%
      -----------------------------------------------------------------
        Stock C        $48.95        $44.06           90%        0.00%
      -----------------------------------------------------------------
        Stock D        $68.49        $78.08          114%        0.00%
      -----------------------------------------------------------------
        Stock E        $40.68        $47.19          116%        0.49%
      -----------------------------------------------------------------
        Stock F        $46.28        $66.64          144%        1.12%
      -----------------------------------------------------------------
        Stock G        $26.26        $33.61          128%        0.95%
      -----------------------------------------------------------------
        Stock H        $36.78        $34.94           95%        0.73%
      -----------------------------------------------------------------

      -----------------------------------------------------------------
        Stock I        $19.61        $27.45          140%        1.02%
      -----------------------------------------------------------------
        Stock J       $501.71       $722.46          144%        0.00%
      -----------------------------------------------------------------
        Stock K        $37.95        $46.30          122%        0.00%
      -----------------------------------------------------------------
        Stock L        $42.18        $62.43          148%        1.33%
      -----------------------------------------------------------------
        Stock M        $39.03        $52.69          135%        1.13%
      -----------------------------------------------------------------
        Stock N        $19.68        $19.29           98%        0.61%
      -----------------------------------------------------------------
        Stock O        $39.72        $33.76           85%        0.00%
      -----------------------------------------------------------------
        Stock P        $29.14        $41.96          144%        0.00%
      -----------------------------------------------------------------
        Stock Q        $50.61        $61.74          122%        0.47%
      -----------------------------------------------------------------
        Stock R         $4.36         $4.97          114%        0.00%
      -----------------------------------------------------------------
        Stock S        $32.57        $30.94           95%        0.00%
      -----------------------------------------------------------------
        Stock T        $65.68        $72.25          110%        0.00%
      -------------------------------------------======================
                                                   2376.00%      9.68%
      -----------------------------------------------------------------


                            1
       Percentage Change  = - x 2376.00%
                            20

                          = 118.80%

                            1
    Basket Dividend Yield = - x 9.68%
                            20

                          = 0.48%

     Payment at Maturity  = 97.00% x $10,000 x (Percentage Change + Basket
                            Dividend Yield)
                          = $9,700 x (118.80% + 0.48%)
                          = $11,570.16

     $11,570.16 returned at maturity, resulting in a 15.70% return on the note.

Example 2-- Calculation of the Payment at Maturity where Percentage Change is less than 100% (indicating that the value of the Basket has declined).

It is assumed that the Initial Stock Price, the Final Stock Price and the Basket Dividend Yield of the Underlying Stocks are as illustrated below. The Payment at Maturity would be calculated as follows:


      -----------------------------------------------------------------
                       Initial      Final                       Basket
       Underlying       Stock       Stock        Percentage    Dividend
         Stock          Price       Price          Change       Yield
      -----------------------------------------------------------------
       Stock A         $27.14       $25.78          95%         0.00%
      -----------------------------------------------------------------
       Stock B         $59.00       $56.64          96%         1.83%
      -----------------------------------------------------------------
       Stock C         $48.95       $44.06          90%         0.00%
      -----------------------------------------------------------------
       Stock D         $68.49       $41.09          60%         0.00%
      -----------------------------------------------------------------
       Stock E         $40.68       $39.87          98%         0.49%
      -----------------------------------------------------------------
       Stock F         $46.28       $48.59         105%         1.12%
      -----------------------------------------------------------------
       Stock G         $26.26       $25.21          96%         0.95%
      -----------------------------------------------------------------
       Stock H         $36.78       $34.94          95%         0.73%
      -----------------------------------------------------------------
       Stock I         $19.61       $19.22          98%         1.02%
      -----------------------------------------------------------------
       Stock J        $501.71      $722.46         144%         0.00%
      -----------------------------------------------------------------

      -----------------------------------------------------------------
       Stock K         $37.95       $46.30         122%         0.00%
      -----------------------------------------------------------------
       Stock L         $42.18       $25.31          60%         1.33%
      -----------------------------------------------------------------
       Stock M         $39.03       $27.32          70%         1.13%
      -----------------------------------------------------------------
       Stock N         $19.68       $19.29          98%         0.61%
      -----------------------------------------------------------------
       Stock O         $39.72       $33.76          85%         0.00%
      -----------------------------------------------------------------
       Stock P         $29.14       $23.31          80%         0.00%
      -----------------------------------------------------------------
       Stock Q         $50.61       $32.90          65%         0.47%
      -----------------------------------------------------------------
       Stock R          $4.36        $4.67         107%         0.00%
      -----------------------------------------------------------------
       Stock S         $32.57       $30.94          95%         0.00%
      -----------------------------------------------------------------
       Stock T         $65.68       $66.99         102%         0.00%
      -----------------------------------------========================
                                                 1861.00%       9.68%
      -----------------------------------------------------------------


                            1
       Percentage Change  = - x 1861.00%
                            20

                          = 93.05%

                            1
   Basket Dividend Yield  = -  x 9.68%
                            20

                          = 0.48%

     Payment at Maturity  = 97.00% x $10,000 x (Basket Change + Basket Dividend
                            Yield)

                          = $9,700 x (93.05% + 0.48%)

                          = $9,072.41

     $9,072.41 returned at maturity, resulting in a -9.28% return on the note.

The KBSH 2008 Top 20 Resource Portfolio

KBSH Capital Management Inc.

KBSH Capital Management Inc. ("KBSH") is a Canadian investment manager with over 25 years of experience managing global growth equity, resource and income portfolios. The firm manages $3.1 billion in total client assets for pension plans, foundations, institutions, managed account programs, mutual funds and private clients. KBSH is a wholly-owned subsidiary of CI Financial Income Fund, one of Canada's largest asset management companies, with assets of $102.7 billion as at June 30, 2008. KBSH's investment team researches and manages investments in Canadian, US, European and Pacific Basin markets.

Selection Criteria for the Portfolio
------------------------------------

Pursuant to an agreement with Royal Bank, KBSH selected the stocks that are included in the KBSH 2008 Top 20 Resource Portfolio. KBSH has informed the Bank that the KBSH Top 20 Resource Portfolio has been selected using the methodology described below.

Stock Universe

The universe of securities utilized for the KBSH 2008 Top 20 Resource Portfolio includes:

   -    common equity securities
   -    listed on the New York Stock Exchange
   -    classified under either the Materials or Energy industry sectors
   -    of a minimum market capitalization of US$1 billion

This universe of stocks is estimated to be approximately 225 securities.

     1)   Idea Generation/Sector Knowledge/Quantitative Model

          KBSH drew on information gained from regular industry sector due diligence, industry conferences and company investor meetings, industry competitive reviews and journals and regular company management meetings. KBSH utilized the following factors in its quantitative model for the global resource sector: a) Incremental Return on Invested Capital, b) Free Cash Flow Growth, c) Financial Strength, d) Earnings Purity, e) Potential for Volumetric Growth over the next 3 - 5 years. This filter reduced the 225 stock universe down to approximately 150 companies.

     2)   Company Elimination

          KBSH implemented its Franchise Quality Filter and Valuation Filter. This filters out stocks that may screen well in step one above, but do not meet KBSH's long-term fundamental investing criteria. The Franchise Quality Filter considers: a) barriers to entry, land position, volume growth potential, low cost producer, b) management strength, management track record, accounting philosophy, focus of its operation, c) balance sheet and cash flow, margin stability and expansion potential, high return on invested capital, earnings growth. The Valuation Filter considers: a) price/earnings, b) price/cash flow,
          c) price/book, d) KBSH discounted cash flow valuation.

          This step reduced the 150 companies down to approximately 75 companies.


     3)   Fundamental Equity Analysis

          KBSH then applied a detailed valuation model based on discounted cash flow to arrive at the KBSH 2008 Top 20 Resource Portfolio.

     We obtained the information regarding the Market Cap of the Reference Stocks in the chart below from Bloomberg Financial Markets and FactSet Research Systems Inc. on September 23, 2008.


                                                                           Market
   No.              Holding                         Symbol     Weight    Cap (US$MM)     Sector      Country     Exchange

    1      Agnico-Eagle Mines                         AEM      5.00%        $9,485      Materials      CAN         NYSE
    2      Agrium Inc.                                AGU      5.00%       $12,528      Materials      CAN         NYSE
    3      Apache Corp                                APA      5.00%       $37,976       Energy        USA         NYSE
    4      BHP Billiton - ADR                         BHP      5.00%      $161,841      Materials      AUS         NYSE
    5      Canadian Natural Resources                 CNQ      5.00%       $43,805       Energy        CAN         NYSE
    6      Chesapeake Energy Corp.                    CHK      5.00%       $23,305       Energy        USA         NYSE
    7      Compania Vale do Rio Doce  - ADR           RIO      5.00%      $107,139      Materials      BRA         NYSE
    8      Devon Energy                               DVN      5.00%       $44,842       Energy        USA         NYSE
    9      Encana                                     ECA      5.00%       $53,369       Energy        CAN         NYSE
   10      Exxon Mobil                                XOM      5.00%      $408,923       Energy        USA         NYSE
   11      Goldcorp                                   GG       5.00%       $25,960      Materials      CAN         NYSE
   12      Kinross Gold                               KGC      5.00%       $11,256      Materials      CAN         NYSE
   13      Nexen                                      NXY      5.00%       $13,613       Energy        CAN         NYSE
   14      Peabody Energy                             BTU      5.00%       $14,396       Energy        USA         NYSE
   15      Petroleo Brasileiro - ADR                  PBR      5.00%      $184,805       Energy        ARG         NYSE
   16      Potash Corp.                               POT      5.00%       $50,661      Materials      CAN         NYSE
   17      Rio Tinto - ADR                            RTP      5.00%      $113,130      Materials      GBR         NYSE
   18      Suncor                                     SU       5.00%       $43,658       Energy        CAN         NYSE
   19      Transocean Inc.                            RIG      5.00%       $39,741       Energy        USA         NYSE
   20      Yamana Gold                                AUY      5.00%        $7,100      Materials      CAN         NYSE
                                                                100%



The Notes are not sponsored, endorsed or sold by KBSH Capital Management, Inc. or its parent or affiliates. KBSH has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Notes. KBSH makes no representation or warranty, express or implied, to any member of the public regarding the advisability of investment in securities generally or in the Notes particularly. KBSH makes no warranty, express or implied, as to results to be obtained by owners of the Notes.


Historical Performance of the Basket


     The total performance of the Basket, which includes both price return and dividend income, over a twelve (12) month period commencing on September 21, 2007 and ending on September 23, 2008 is shown below. During this period, the Basket realized a total return of 14%, dividend income included. Assuming that the value of the Basket for the period beginning on September 21, 2007 was 100, the value of the Basket on September 23, 2008 would have been 114. By comparison, during the same period, the S&P 500 Index realized a total return of approximately -22%, dividend income included. The following graphs present the performance of the Basket as well as the S&P 500 during this period.

     Indexed Price Change
     Sep 21, 2007 - Sep 23, 2008
     -- KBSH Top 20 Resource Portfolio
     [CHART OMITTED]


     S&P 500
     Sep 21, 2007 - Sep 23, 2008
     [CHART OMITTED]

     The information above is provided to help you evaluate the historical behavior of the Basket so that you can make an informed decision with respect to an investment in the notes. Historical performance of the Underlying Stocks does not predict future performance of the Underlying Stocks or the notes. The source of the data displayed in these charts is Factset Research Systems Inc. and its accuracy cannot be guaranteed.

Information Regarding the Issuers of the Common Stocks and Other Equity Securities Comprising the Basket

     Each of the common stocks comprising the Basket is registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding each of the common stocks comprising the Basket may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

     The following information regarding each of the issuers of the common stocks comprising the Basket is derived from reports filed by these issuers with the SEC and other publicly available information.

     We make no representation or warranty as to the accuracy or completeness of reports filed by the issuers with the SEC, information published by them on their websites or in any other format, information about them obtained from any other source or the information provided below.

     o Agnico-Eagle Mines Limited (Agnico-Eagle) is a gold producer with mining operations located in northwestern Quebec, mine construction projects in northwestern Quebec, northern Finland, Nunavut and northern Mexico and exploration activities in Canada, Finland, Mexico and the United States. The Company operates through four regional units: the Quebec Region, the European Region, the Mexican Region and the Nunavut Region. The Quebec region includes the LaRonde Mine, the LaRonde Mine extension project and the Goldex and Lapa mine projects, each of which is held directly by the Company. The Company's operations in the European Region are conducted through its indirect subsidiary, Riddarhyttan Resources AB (Riddarhyttan), which indirectly owns the Kittila mine project in Finland. The Company's operations in the Mexican Region are conducted through its subsidiary, Agnico Eagle Mexico S.A. de C.V., which owns the Pinos Altos mine project.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13422.

     o Agrium Inc. (Agrium) is a global producer and marketer of agricultural nutrients, industrial products and specialty products, and a retail supplier of agriculture products and services in North and South America. Agrium produces and markets three primary groups of nutrients: nitrogen, potash, and phosphate, as well as controlled-release products and micronutrients. The Company operates through three business segments. The Retail segment markets crop nutrients, crop protection products, seeds, custom application and other agronomic services to customers through 444 outlets in the United States, Argentina and Chile. The Wholesale segment manufactures, purchases and markets a range of nutrients, including nitrogen-based, potash and phosphate-based crop nutrient products. The Advanced Technologies segment consists of crop nutrient technologies and professional products, including the controlled-release crop nutrient and professional products businesses of Nu-Gro and Pursell Technologies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14460.

     o Apache Corporation is an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids. In North America, the Company's exploration and production interests are focused in the Gulf of Mexico, the Gulf Coast, East Texas, the Permian Basin, the Anadarko Basin and the Western Sedimentary Basin of Canada. Outside of North America, the Company has exploration and production interests onshore Egypt, offshore Western Australia, offshore the United Kingdom in the North Sea (North Sea), and onshore Argentina. It operates in six countries: the United States (Gulf Coast and Central regions), Canada, Egypt, Australia, offshore the United

          Kingdom in the North Sea and Argentina. The Company also holds interests in many of its United States, Canadian and other international properties through subsidiaries, including Apache Canada Ltd., DEK Energy Company (DEKALB), Apache Energy Limited (AEL), Apache North America, Inc. and Apache Overseas, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04300.

     o BHP Billiton Limited is a diversified resources group. The Company is a producer of energy-related products, such as energy coal, oil, gas, liquefied natural gas and uranium. Its customer sector groups (CGS) are organized into nine business units: petroleum, aluminium, base metals, diamonds and specialty products, stainless steel materials, iron ore, manganese, metallurgical coal and energy coal. The Company generally extracts and processes minerals, oil and gas in the southern hemisphere from its production operations in Australia, Latin America and southern Africa. Its sales are concentrated in the northern hemisphere. In August 2006, BHP Billiton plc completed the sale of its 45.5% interest in the Valesul Aluminio SA joint venture to its joint venture partner, Companhia Vale do Rio Doce. In April 2007, the Company acquired a 33.3% interest in Global Alumina's Sangaredi Refinery Project in Guinea, West Africa. In July 2008, the Company completed the acquisition of Anglo Potash Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31714.

     o Canadian Natural Resources Limited (Canadian Natural) is a Canada-based independent energy company engaged in the acquisition, exploration, development, production, marketing and sale of crude oil, natural gas liquids (NGLs), natural gas and bitumen production. The Company's conventional crude oil and natural gas operations are focused in North America, largely in Western Canada; the United Kingdom portion of the North Sea, and Cote d'Ivoire and Gabon, Offshore West Africa. Within Western Canada, Canadian Natural is developing its Horizon Oil Sands Project (the Horizon Project) in a series of staged development phases. The Horizon Project is designed to produce synthetic crude oil through bitumen mining and upgrading operations. On January 1, 2008, Ranger Oil (International) Ltd., 764968 Alberta Inc., CNR International (Norway) Limited, Renata Resources Inc. and the Company amalgamated under the name Canadian Natural Resources Limited.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 333-12138.

     o Chesapeake Energy Corporation is a producer of natural gas in the United States (first among independents). It owns interests in approximately 38,500 producing oil and natural gas wells that are producing approximately 2.2 billion cubic feet equivalent (bcfe), per day, 92% of which is natural gas. Its operations are located in the Mid-Continent region, which includes Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle; the Forth Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana, and the South Texas and Texas Gulf Coast regions. In August 2008, Chesapeake announced that it has closed the sale of its Arkoma Basin Woodford Shale assets to BP America Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726.

     o Companhia Vale do Rio Doce (Vale) is a metals and mining company. The Company is also a producer of iron ore and iron ore pellets. It also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. Vale operates logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with its mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses. The Company's principal nickel mines and processing operations are carried out by its subsidiary Vale Inco Limited (Vale
          Inco), with mining operations in Canada and Indonesia. Vale operates or have interests in nickel refining facilities in the United Kingdom, Japan, Taiwan, South Korea and China. In April 2007, Vale acquired 100% of AMCI Holdings Australia Pty and formally renamed it Vale Australia Holdings (Vale Australia).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631.

     o Devon Energy Corporation (Devon) is an independent energy company engaged primarily in oil and gas exploration, development and production, the acquisition of producing properties, the transportation of oil, gas and natural gas liquids and the processing of natural gas. Devon owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. The Company also owns properties in West Africa. In addition to its oil and gas operations, Devon has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and natural gas liquids (NGLs), and constructing and operating pipelines, storage and treating facilities and gas processing plants. In October 2007, the Company completed the sale of its operations in Egypt. In June 2008, the Company announced the completion of the sale of its oil and gas business in Equatorial Guinea.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32318.

     o EnCana Corporation (EnCana) is a natural gas producer. The Company is one of the holders of natural gas and oil resource lands onshore North America. EnCana's other operations include the transportation and marketing of crude oil, natural gas and natural gas liquids, as well as the refining of crude oil and the marketing of refined petroleum products. All of EnCana's proved reserves and production come from onshore North America. The Corporation is also engaged in select exploration activities internationally. In January of 2007, EnCana, with ConocoPhillips, completed the creation of an integrated oil business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15226.

     o Exxon Mobil Corporation (Exxon Mobil) through its divisions and affiliates is engaged in exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. Exxon Mobil is a manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a range of specialty products. Exxon Mobil also has interests in electric power generation facilities. Affiliates of Exxon Mobil conduct research programs in support of these businesses. Exxon Mobil Corporation has several divisions and affiliates, many with names that include Exxon Mobil, Exxon, Esso or Mobil. The Company operates in three segments: Upstream, Downstream and Chemicals. In April 2008, Galp Energia SGPS S.A. has acquired Exxon Mobil Corporation's businesses in Spain and Portugal.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02256.

     o Goldcorp Inc. (Goldcorp) is a gold producer engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. The Company's assets are comprised of the Red Lake, Porcupine and Musselwhite gold mines in Canada, the Alumbrera gold/copper mine (37.5% interest) in Argentina, the El Sauzal gold mine and Luismin gold/silver mines in Mexico, the Marlin gold/silver mine in Guatemala, the San Martin gold mine in Honduras, the Marigold gold mine (67% interest) and the Wharf gold mine in the United States. On July 24, 2007, Goldcorp sold 25% of the silver produced from its Penasquito project to Silver Wheaton for the life of mine. On January 31, 2007, Goldcorp completed the sale of the San Martin mine in Mexico to Starcore International Ventures Ltd. (Starcore).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970.

     o Kinross Gold Corporation (Kinross) is engaged in gold mining and related activities, including exploration and acquisition of gold-bearing properties, the extraction and processing of ore, and reclamation of mining properties. Kinross' gold production and exploration activities are carried out in the United States, Brazil, Chile and the Russian Federation. The Company had gold production and exploration activities in Canada up until December 21, 2007, when the Porcupine Joint Venture and Musselwhite Joint Venture were sold as part of the Goldcorp asset swap transactions. Gold is produced in the form of dore, which is shipped to refineries for final processing. Kinross's operating mines, in which it owns 100% interest, include Fort Knox, Round Mountain, Paracatu, La Coipa, Maricunga and Kettle River. In January 2008, the Company announced it sold its 98.1% stake in Omoloskaya zolotorudnaya kompaniya OAO, gold mining company to Polimetall OAO.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13382.

     o Nexen Inc. (Nexen) is an independent, Canadian-based, global energy company. Nexen operates in four segments: oil and gas, Syncrude, energy marketing and chemicals. The Company owns 7.23% of the Syncrude Joint Venture, which develops and produces synthetic crude oil from mining bitumen in the oil sands in northern Alberta. Energy marketing includes its crude oil, natural gas, natural gas liquids, ethanol and power marketing business in North America, Europe and Asia. Chemicals includes operations in North America and Brazil that manufacture, market and distribute sodium chlorate, caustic soda and chlorine through the Canexus Limited Partnership.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06702.

     o Petroleo Brasileiro SA - Petrobras (Petrobras) is a Brazil-based holding company is engaged in the exploration, exploitation and production of oil from reservoir wells, shale and other rocks, and in the refining, processing, trade and transport of oil and oil products, natural gas and other fluid hydrocarbons, in addition to other energy related activities. Petrobras has 109 production platforms and 15 refineries. It operates 31,089 kilometers of pipelines. The Company has various subsidiaries: Petrobras Distribuidora SA - BR, which is involved in the distribution and commercialization of oil products and natural gas, and Petrobras Netherlands BV - PNBV, which is active in the purchase, sale and rent of equipment and platforms for the production of oil and gas. Petrobras operates in Brazil, Argentina, Mexico, Portugal, the United States, Peru and Turkey, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106.

     o Peabody Energy Corporation (Peabody) is a coal company. During the year ended December 31, 2007, the Company sold 237.8 million tons of coal. It sells coal to over 340 electricity generating and industrial plants in 19 countries. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal operations located throughout all the United States coal producing regions and in Australia. In addition, it owns a minority interest in one Venezuelan mine, through a joint venture arrangement. Most of the production in the western United States is low-sulfur coal from the Powder River Basin. Peabody owns and operates six mines in Queensland, Australia, and five mines in New South Wales, Australia. During 2007, the Company generated 89% of its production from non-union mines. On October 31, 2007, Peabody spun-off portions of its Eastern United States Mining operations business segment to form Patriot Coal Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463.

     o Potash Corporation of Saskatchewan Inc. is an integrated fertilizer and related industrial and feed products company. The Company's potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, it owns and operates five in Saskatchewan and the one in New Brunswick. Its nitrogen operations involve the production of nitrogen fertilizers and nitrogen feed and industrial products, including ammonia, urea, nitrogen solutions, ammonium nitrate and nitric acid. It has nitrogen facilities in Georgia, Louisiana, Ohio and Trinidad. The Company's phosphate operations include the manufacture and sale of solid and liquid phosphate fertilizers, animal feed supplements and industrial acid, which is used in food products and industrial processes. It indirectly holds all outstanding interests in PCS Joint Venture, Ltd., which formerly manufactured, processed and distributed fertilizer and other agricultural supplies from plants located in Florida and Georgia.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10351.

     o Rio Tinto plc and Rio Tinto Limited operate as one business organization (Rio Tinto). Rio Tinto is an international mining company. Its business is finding, mining and processing mineral resources. Its major products are aluminum, copper, diamonds, coal, uranium, gold, industrial minerals (borax, salt, talc), and iron ore. Businesses include open pit and underground mines, mills, refineries and smelters, as well as a number of research and service facilities. On October 23, 2007, Rio Tinto acquired Alcan Inc., the parent company of an international group of companies involved in bauxite mining, alumina refining, aluminum smelting, engineered products, flexible and specialty packaging. In April 2008, Hecla Mining Company completed the transaction to acquire the Rio Tinto subsidiaries that held a 70.27% interest in the Greens Creek silver mine and joint venture located near Juneau, Alaska. As a result of the transaction, Hecla subsidiaries hold 100% of the Greens Creek joint venture.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10533.

     o Suncor Energy Inc. (Suncor) is an integrated energy company. The Company focuses on developing Canada's Athabasca oil sands. In addition, the Company explores for, acquires, develops, produces and markets crude oil and natural gas, transports and refines crude oil and market petroleum and petrochemical products. It also market third party petroleum products. It also carries on energy trading activities focused on buying and selling futures contracts and other derivative instruments based on the commodities it produces. The Company has four principal subsidiaries and partnerships. It has three principal operating businesses: Oil Sands business, Natural Gas business, and Refining and Marketing.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12384.

     o Transocean Inc. (Transocean) is an international provider of offshore contract drilling services for oil and gas wells. As of February 20, 2008, the Company owned, had partial ownership interests in or operated 139 mobile offshore drilling units. Its fleet included 39 high-specification floaters (ultra-deepwater, deepwater and harsh environment semisubmersibles, and drillships), 29 midwater floaters, 10 high-specification jackups, 57 standard jackups and four other rigs. As of February 20, 2008, the Company also has eight ultra-deepwater floaters contracted for or under construction. The Company's primary business is to contract these drilling rigs, related equipment and work crews primarily on a day rate basis to drill oil and gas wells. In November 2007, the Company completed its merger transaction with GlobalSantaFe Corporation (GlobalSantaFe).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 333-75899.

     o Yamana Gold Inc. (Yamana) is engaged in the acquisition, exploration, development and operation of mineral properties. Yamana's principal product is gold. The Company has gold production, development stage properties, exploration properties and land positions in Brazil Chile, Argentina, Mexico, Honduras, Nicaragua and the United States. A total of 104,764 ounces of gold were produced by the Company's mines during year ended December 31, 2007. During 2007, the Company's projects include Chapada Mine (Brazil), Sao Francisco Mine (Brazil), Jacobina Mining Complex (Brazil), San Andres Mine (Honduras), Fazenda Brasileiro Mine (Brazil), Alumbrera Mine (Argentina), El Penon Mine (Chile), Minera Florida Mine (Chile) and Rossi Property (United States). On October 13, 2007, Yamana acquired Northern Orion Resources Inc. As of November 5, 2007, Yamana had acquired approximately 90% interest in Meridian Gold Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31880.

                             Historical Information

The graphs below set forth the historical performances of the Underlying Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Underlying Stock. The information provided in each table is for the four quarters of 2005, 2006 and 2007, the first and second quarter of 2008 as well as for the period from July 1, 2008 through September 23, 2008. (No price provided in the table for a particular period indicates that such Underlying Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Underlying Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Underlying Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Underlying Stock on the Valuation Date. We cannot give you assurance that the performance of each Underlying Stock will result in any return in addition to your initial investment.

                        Agnico-Eagle Mines Limited (AEM)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005               15.76                      11.97                       14.55
   04/01/2005          06/30/2005               14.67                      10.8                        12.6
   07/01/2005          09/30/2005               15.35                      12.03                       14.81
   10/01/2005          12/30/2005               19.86                      12.82                       19.76

   01/01/2006          03/31/2006               30.51                      19.94                       30.45
   04/01/2006          06/30/2006               41.7                       25.49                       33.08
   07/01/2006          09/29/2006               41.2                       29.25                       31.13
   09/30/2006          12/29/2006               45.67                      27.24                       41.24

   01/01/2007          03/30/2007               42.36                      34.48                       35.42
   03/31/2007          06/29/2007               39.39                      33.25                       36.5
   06/30/2007          09/28/2007               52.43                      34.24                       49.8
   09/29/2007          12/31/2007               59.45                      45.55                       54.63

   01/01/2008          03/31/2008               83.45                      52.81                       67.71
   04/01/2008          06/30/2008               76.17                      58.49                       74.37
   07/01/2008          09/23/2008               80.79                      43.3                        64.03


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Agrium Inc. (AGU)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005               18.99                      14.36                       18.25
   04/01/2005          06/30/2005               21.5                       16.33                       19.61
   07/01/2005          09/30/2005               24.53                      19.6                        21.97
   10/01/2005          12/30/2005               22.6                       19.14                       21.99

   01/01/2006          03/31/2006               26.85                      21.49                       25.26
   04/01/2006          06/30/2006               28.45                      20.12                       23.22
   07/01/2006          09/29/2006               27.38                      22.22                       26.99
   09/30/2006          12/29/2006               31.83                      25.7                        31.49

   01/01/2007          03/30/2007               41.53                      30.13                       38.33
   03/31/2007          06/29/2007               46.35                      35.89                       43.75
   06/30/2007          09/28/2007               54.85                      34.62                       54.38
   09/29/2007          12/31/2007               76.14                      50.5                        72.21

   01/01/2008          03/31/2008               76.78                      50.86                       62.11
   04/01/2008          06/30/2008              113.88                      59.77                      107.54
   07/01/2008          09/23/2008              108.5                       65.35                       78.46


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Apache Corporation (APA)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005               65.9                       47.45                       61.23
   04/01/2005          06/30/2005               67.99                      51.52                       64.6
   07/01/2005          09/30/2005               78.15                      64.85                       75.22
   10/01/2005          12/30/2005               75.95                      59.36                       68.52

   01/01/2006          03/31/2006               76.248                     63.17                       65.51
   04/01/2006          06/30/2006               75.66                      56.5                        68.25
   07/01/2006          09/29/2006               72.4                       59.18                       63.2
   09/30/2006          12/29/2006               70.5                       59.99                       66.51

   01/01/2007          03/30/2007               73.44                      63.01                       70.7
   03/31/2007          06/29/2007               87.82                      70.53                       81.59
   06/30/2007          09/28/2007               91.25                      72.61                       90.06
   09/29/2007          12/31/2007              109.32                      87.44                      107.54

   01/01/2008          03/31/2008              122.34                      84.52                      120.82
   04/01/2008          06/30/2008              149.23                     117.65                      139
   07/01/2008          09/23/2008              145                         98.49                      113.41


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           BHP Billiton Limited (BHP)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005               31.01                      22.58                       27.98
   04/01/2005          06/30/2005               28.86                      23.46                       27.3
   07/01/2005          09/30/2005               34.48                      27.1                        34.18
   10/01/2005          12/30/2005               33.9                       29.24                       33.42

   01/01/2006          03/31/2006               40.35                      33.45                       39.85
   04/01/2006          06/30/2006               50.74                      35.8001                     43.07
   07/01/2006          09/29/2006               44.67                      34.74                       37.88
   09/30/2006          12/29/2006               44.35                      35.79                       39.75

   01/01/2007          03/30/2007               48.8                       36.37                       48.45
   03/31/2007          06/29/2007               60.58                      48.08                       59.75
   06/30/2007          09/28/2007               78.71                      49.42                       78.6
   09/29/2007          12/31/2007               87.43                      67.2                        70.04

   01/01/2008          03/31/2008               76.18                      53.72                       65.85
   04/01/2008          06/30/2008               95.61                      65.17                       85.19
   07/01/2008          09/23/2008               83.72                      51.58                       61.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Canadian Natural Resources Ltd. (CNQ)
                                (Jul-00 - Jul-08)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005               30.37                      19.74                       28.41
   04/01/2005          06/30/2005               38.08                      24.48                       36.38
   07/01/2005          09/30/2005               50.73                      36.6                        45.19
   10/01/2005          12/30/2005               54.05                      36.64                       49.62

   01/01/2006          03/31/2006               64.38                      49.62                       55.39
   04/01/2006          06/30/2006               63.93                      45.67                       55.38
   07/01/2006          09/29/2006               56.68                      42.38                       45.58
   09/30/2006          12/29/2006               55.48                      40.29                       53.23

   01/01/2007          03/30/2007               56.62                      44.56                       55.19
   03/31/2007          06/29/2007               69.97                      55.07                       66.35
   06/30/2007          09/28/2007               78.9                       60.7                        75.75
   09/29/2007          12/31/2007               87.17                      63.52                       73.14

   01/01/2008          03/31/2008               78.43                      57.07                       68.26
   04/01/2008          06/30/2008              109.32                      66.21                      100.25
   07/01/2008          09/23/2008              103.4                       68.72                       80.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Chesapeake Energy Corporation (CHK)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005               23.65                      15.06                       21.94
   04/01/2005          06/30/2005               24                         17.74                       22.8
   07/01/2005          09/30/2005               38.98                      22.9                        38.25
   10/01/2005          12/30/2005               40.2                       26.59                       31.73

   01/01/2006          03/31/2006               35.57                      27.75                       31.41
   04/01/2006          06/30/2006               33.79                      26.81                       30.25
   07/01/2006          09/29/2006               33.76                      28.06                       28.98
   09/30/2006          12/29/2006               34.27                      27.9                        29.05

   01/01/2007          03/30/2007               31.83                      27.27                       30.88
   03/31/2007          06/29/2007               37.75                      30.88                       34.6
   06/30/2007          09/28/2007               37.55                      31.38                       35.26
   09/29/2007          12/31/2007               41.19                      34.9                        39.2

   01/01/2008          03/31/2008               49.87                      34.42                       46.15
   04/01/2008          06/30/2008               68.1                       45.25                       65.96
   07/01/2008          09/23/2008               74                         35.3                        40.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Compania Vale do Rio Doce (RIO)
                                (Mar-02 - Mar-08)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005               9.1525                     6.3575                      7.9025
   04/01/2005          06/30/2005               8.25                       6.255                       7.32
   07/01/2005          09/30/2005              11.23                       7.275                      10.965
   10/01/2005          12/30/2005              11.4875                     9.1738                     10.285

   01/01/2006          03/31/2006              12.8975                    10.395                      12.1325
   04/01/2006          06/30/2006              14.55                       9.815                      12.02
   07/01/2006          09/29/2006              12.27                       9.58                       10.78
   09/30/2006          12/29/2006              15.23                      10.34                       14.87

   01/01/2007          03/30/2007              19.025                     13.53                       18.495
   03/31/2007          06/29/2007              23.855                     18.435                      22.275
   06/30/2007          09/28/2007              34.61                      17                          33.93
   09/29/2007          12/31/2007              38.32                      29.9                        32.67

   01/01/2008          03/31/2008              37.54                      24                          34.64
   04/01/2008          06/30/2008              44.15                      34                          35.82
   07/01/2008          09/23/2008              35.01                      19.07                       21.21


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Devon Energy Corporation (DVN)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005               49.42                      36.48                       47.75
   04/01/2005          06/30/2005               52.31                      40.6                        50.68
   07/01/2005          09/30/2005               70.35                      50.75                       68.64
   10/01/2005          12/30/2005               69.79                      54.01                       62.54

   01/01/2006          03/31/2006               69.97                      55.3                        61.17
   04/01/2006          06/30/2006               65.25                      48.94                       60.41
   07/01/2006          09/29/2006               74.75                      57.19                       63.15
   09/30/2006          12/29/2006               74.49                      58.55                       67.08

   01/01/2007          03/30/2007               71.24                      62.8                        69.22
   03/31/2007          06/29/2007               83.92                      69.3                        78.29
   06/30/2007          09/28/2007               85.2                       69.01                       83.2
   09/29/2007          12/31/2007               94.75                      80.05                       88.91

   01/01/2008          03/31/2008              108.13                      74.56                      104.33
   04/01/2008          06/30/2008              127.16                     101.31                      120.16
   07/01/2008          09/23/2008              127.43                      82.1                       101.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            EnCana Corporation (ECA)
                                (Aug-01 - Aug-08)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005               36.445                     26.45                       35.21
   04/01/2005          06/30/2005               41.56                      31.31                       39.59
   07/01/2005          09/30/2005               58.49                      39.26                       58.31
   10/01/2005          12/30/2005               59.82                      42                          45.16

   01/01/2006          03/31/2006               50.05                      39.54                       46.73
   04/01/2006          06/30/2006               53.7                       44.02                       52.64
   07/01/2006          09/29/2006               55.93                      43.32                       46.69
   09/30/2006          12/29/2006               53.9                       42.75                       45.95

   01/01/2007          03/30/2007               51.49                      42.38                       50.63
   03/31/2007          06/29/2007               66.87                      50.58                       61.45
   06/30/2007          09/28/2007               65.18                      55.13                       61.85
   09/29/2007          12/31/2007               75.85                      60.86                       67.96

   01/01/2008          03/31/2008               79.75                      58.13                       75.75
   04/01/2008          06/30/2008               99.36                      74.16                       90.93
   07/01/2008          09/23/2008               94.41                      61.13                       71.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Exxon Mobil Corporation (XOM)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005               64.37                      49.25                       59.6
   04/01/2005          06/30/2005               61.74                      52.78                       57.47
   07/01/2005          09/30/2005               65.96                      57.6                        63.54
   10/01/2005          12/30/2005               63.89                      54.5                        56.17

   01/01/2006          03/31/2006               63.96                      56.42                       60.86
   04/01/2006          06/30/2006               65                         56.64                       61.35
   07/01/2006          09/29/2006               71.22                      61.63                       67.1
   09/30/2006          12/29/2006               79                         64.84                       76.63

   01/01/2007          03/30/2007               76.35                      69.02                       75.45
   03/31/2007          06/29/2007               86.58                      75.28                       83.88
   06/30/2007          09/28/2007               93.66                      78.76                       92.56
   09/29/2007          12/31/2007               95.27                      83.37                       93.69

   01/01/2008          03/31/2008               94.74                      77.55                       84.58
   04/01/2008          06/30/2008               96.12                      84.26                       88.13
   07/01/2008          09/23/2008               89.63                      71.51                       77.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Goldcorp, Inc. (GG)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005               15.51                      12.85                       14.21
   04/01/2005          06/30/2005               16.1                       12.04                       15.78
   07/01/2005          09/30/2005               21.06                      15.01                       20.04
   10/01/2005          12/30/2005               22.78                      17.49                       22.28

   01/01/2006          03/31/2006               30.44                      22.28                       29.25
   04/01/2006          06/30/2006               41.66                      24.07                       30.22
   07/01/2006          09/29/2006               31.59                      21.63                       23.6
   09/30/2006          12/29/2006               31.47                      20.35                       28.44

   01/01/2007          03/30/2007               29.49                      23.01                       24.02
   03/31/2007          06/29/2007               26.93                      22.36                       23.69
   06/30/2007          09/28/2007               30.99                      21                          30.56
   09/29/2007          12/31/2007               38.11                      29.25                       33.93

   01/01/2008          03/31/2008               46.3                       31.86                       38.75
   04/01/2008          06/30/2008               47.75                      33.83                       46.17
   07/01/2008          09/23/2008               52.65                      24.72                       35.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Kinross Gold Corporation (KGC)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005                7.33                       5.87                        6
   04/01/2005          06/30/2005                6.2                        4.61                        6.1
   07/01/2005          09/30/2005                8.05                       5.52                        7.68
   10/01/2005          12/30/2005                9.42                       6.49                        9.22

   01/01/2006          03/31/2006               11.94                       8.77                       10.93
   04/01/2006          06/30/2006               13.12                       8.92                       10.89
   07/01/2006          09/29/2006               15.39                      10.3                        12.52
   09/30/2006          12/29/2006               13.64                      10.87                       11.88

   01/01/2007          03/30/2007               14.57                      10.64                       13.79
   03/31/2007          06/29/2007               14.91                      11.32                       11.68
   06/30/2007          09/28/2007               15.5                        9.87                       14.98
   09/29/2007          12/31/2007               21.3                       14.43                       18.4

   01/01/2008          03/31/2008               27.4                       18.74                       22.11
   04/01/2008          06/30/2008               25.45                      17.97                       23.61
   07/01/2008          09/23/2008               25.36                      11.47                       16.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nexen Inc. (NXY)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005              14.5875                     9.7175                     13.7325
   04/01/2005          06/30/2005              16.16                      11.6375                     15.18
   07/01/2005          09/30/2005              25.865                     15.975                      23.83
   10/01/2005          12/30/2005              25.8453                    18.4                        23.815

   01/01/2006          03/31/2006              29.97                      23.49                       27.52
   04/01/2006          06/30/2006              30.84                      22.815                      28.27
   07/01/2006          09/29/2006              31.825                     23.35                       26.73
   09/30/2006          12/29/2006              29.185                     23.45                       27.5

   01/01/2007          03/30/2007              31.88                      25.175                      30.65
   03/31/2007          06/29/2007              32.21                      29.08                       30.95
   06/30/2007          09/28/2007              34.79                      25.25                       30.54
   09/29/2007          12/31/2007              34.65                      27.58                       32.27

   01/01/2008          03/31/2008              34.57                      25.11                       29.61
   04/01/2008          06/30/2008              42.71                      28.87                       39.75
   07/01/2008          09/23/2008              40.99                      22.06                       25.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Petroleo Brasileiro S.A. (PBR)
                                (Aug-00 - Aug-08)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005              12.55                       9.3025                     11.045
   04/01/2005          06/30/2005              13.3175                    10.04                       13.0325
   07/01/2005          09/30/2005              18.55                      12.3375                     17.8725
   10/01/2005          12/30/2005              18.4868                    14.5075                     17.8175

   01/01/2006          03/31/2006              23.7425                    18.165                      21.6675
   04/01/2006          06/30/2006              26.8625                    17.25                       22.3275
   07/01/2006          09/29/2006              24.0925                    18.445                      20.9575
   09/30/2006          12/29/2006              25.7475                    19.3125                     25.7475

   01/01/2007          03/30/2007              25.955                     20.69                       24.8775
   03/31/2007          06/29/2007              31.1825                    24.63                       30.3175
   06/30/2007          09/28/2007              38.56                      24.375                      37.75
   09/29/2007          12/31/2007              59.58                      36.425                      57.62

   01/01/2008          03/31/2008              62.74                      44.345                      51.055
   04/01/2008          06/30/2008              77.61                      50.465                      70.83
   07/01/2008          09/23/2008              71.77                      36.36                       44.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Peabody Energy Corporation (BTU)
                                (May-01 - May-08)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005              23.8459                    17.2009                     21.7019
   04/01/2005          06/30/2005              26.4252                    18.4204                     24.3608
   07/01/2005          09/30/2005              40.2814                    24.3467                     39.4856
   10/01/2005          12/30/2005              40.7027                    32.9695                     38.5822

   01/01/2006          03/31/2006              49.185                     38.6056                     47.1955
   04/01/2006          06/30/2006              71.4252                    43.8251                     52.195
   07/01/2006          09/29/2006              56.0804                    30.8395                     34.4347
   09/30/2006          12/29/2006              45.4916                    31.8787                     37.8332

   01/01/2007          03/30/2007              41.756                     33.8916                     37.674
   03/31/2007          06/29/2007              52.2044                    37.4119                     45.295
   06/30/2007          09/28/2007              47.7385                    35.9701                     44.8175
   09/29/2007          12/31/2007              62.55                      44.4898                     61.64

   01/01/2008          03/31/2008              63.97                      42.05                       51
   04/01/2008          06/30/2008              88.69                      49.38                       88.05
   07/01/2008          09/23/2008              88.39                      45.04                       52.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                  Potash Corporation of Saskatchewan Inc. (POT)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005               30.6667                    24.302                      29.17
   04/01/2005          06/30/2005               35.5567                    26.4233                     31.86
   07/01/2005          09/30/2005               38.3833                    30.95                       31.1067
   10/01/2005          12/30/2005               31.1067                    24.2567                     26.74

   01/01/2006          03/31/2006               33.08                      26.05                       29.3633
   04/01/2006          06/30/2006               35.4667                    26.28                       28.6567
   07/01/2006          09/29/2006               35.4933                    27.3433                     34.73
   09/30/2006          12/29/2006               49.0633                    33.8333                     47.8267

   01/01/2007          03/30/2007               56.3533                    44.05                       53.31
   03/31/2007          06/29/2007               80.85                      52.8233                     77.97
   06/30/2007          09/28/2007              109.4                       71.5                       105.7
   09/29/2007          12/31/2007              151.9                       97.36                      143.96

   01/01/2008          03/31/2008              166.4                      105.52                      155.21
   04/01/2008          06/30/2008              241.62                     150.44                      228.57
   07/01/2008          09/23/2008              229.95                     137.07                      161.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Rio Tinto plc (RTP)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005              143.95                     110.56                      129.75
   04/01/2005          06/30/2005              130.9                      114.9                       121.92
   07/01/2005          09/30/2005              167.38                     121.9                       164.3
   10/01/2005          12/30/2005              185.28                     146.55                      182.79

   01/01/2006          03/31/2006              212.94                     176.81                      207
   04/01/2006          06/30/2006              253.33                     184.05                      209.71
   07/01/2006          09/29/2006              216.11                     176.09                      189.63
   09/30/2006          12/29/2006              231.15                     178.7                       212.49

   01/01/2007          03/30/2007              232.2                      192.86                      227.81
   03/31/2007          06/29/2007              314.49                     226.3375                    306.12
   06/30/2007          09/28/2007              347.98                     221.846                     343.4
   09/29/2007          12/31/2007              484.21                     325.56                      419.9

   01/01/2008          03/31/2008              469.13                     310.44                      411.84
   04/01/2008          06/30/2008              558.65                     405.13                      495
   07/01/2008          09/23/2008              470.2                      256.83                      289.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Suncor Energy, Inc. (SU)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005               20.85                      15.665                      20.105
   04/01/2005          06/30/2005               24.475                     17.69                       23.66
   07/01/2005          09/30/2005               31.25                      23.7                        30.265
   10/01/2005          12/30/2005               33                         24.045                      31.565

   01/01/2006          03/31/2006               41.075                     31.78                       38.51
   04/01/2006          06/30/2006               44.94                      33.68                       40.505
   07/01/2006          09/29/2006               43.39                      31.885                      36.025
   09/30/2006          12/29/2006               41.04                      32.03                       39.455

   01/01/2007          03/30/2007               38.895                     33.89                       38.175
   03/31/2007          06/29/2007               46.76                      37.855                      44.96
   06/30/2007          09/28/2007               50.055                     41.185                      47.405
   09/29/2007          12/31/2007               58.99                      45.7                        54.365

   01/01/2008          03/31/2008               56.73                      39.67                       48.175
   04/01/2008          06/30/2008               74.275                     46.31                       58.12
   07/01/2008          09/23/2008               61.99                      39.22                       46.45


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Transocean Inc. (RIG)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005              55.3221                    42.3565                     54.7792
   04/01/2005          06/30/2005              61.9433                    45.9439                     57.4511
   07/01/2005          09/30/2005              67.1807                    56.9721                     65.2646
   10/01/2005          12/30/2005              75.5051                    55.716                      74.1851

   01/01/2006          03/31/2006              89.7268                    74.5683                     85.4795
   04/01/2006          06/30/2006              95.9754                    75.3135                     85.5008
   07/01/2006          09/29/2006              86.8953                    68.6816                     77.9534
   09/30/2006          12/29/2006              89.663                     69.7994                     86.1075

   01/01/2007          03/30/2007              88.5665                    77.1444                     86.9698
   03/31/2007          06/29/2007             116.2436                    85.6924                    112.8159
   06/30/2007          09/28/2007             128.6769                    98.5835                    120.3419
   09/29/2007          12/31/2007             149.62                     114.2955                    143.15

   01/01/2008          03/31/2008             147.25                     111.34                      135.2
   04/01/2008          06/30/2008             163                        132.46                      152.39
   07/01/2008          09/23/2008             154.5                      111.95                      121.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Yamana Gold Inc. (AUY)
                                (Sep-98 - Sep-07)
                                 [CHART OMITTED]



  Period-Start         Period-End           High Intra-Day             Low Intra-Day             Period-End Closing
      Date                Date               Price of the               Price of the                Price of the
                                          Reference Stock in         Reference Stock in          Reference Stock in
                                                 ($)                        ($)                         ($)
      ----                ----                   ---                        ---                         ---
   01/01/2005          03/31/2005                3.78                       2.67                        3.31
   04/01/2005          06/30/2005                3.95                       2.68                        3.69
   07/01/2005          09/30/2005                4.7                        3.52                        4.32
   10/01/2005          12/30/2005                6.76                       3.65                        6.61

   01/01/2006          03/31/2006                9.75                       6.6                         9.26
   04/01/2006          06/30/2006               12.42                       7.79                        9.86
   07/01/2006          09/29/2006               11.38                       8.75                        9.25
   09/30/2006          12/29/2006               13.81                       7.82                       13.18

   01/01/2007          03/30/2007               15.44                      11.32                       14.36
   03/31/2007          06/29/2007               15.25                      11.02                       11.12
   06/30/2007          09/28/2007               13.04                       8.4                        11.78
   09/29/2007          12/31/2007               15.88                      11.04                       12.94

   01/01/2008          03/31/2008               19.93                      13.17                       14.62
   04/01/2008          06/30/2008               16.99                      12.24                       16.54
   07/01/2008          09/23/2008               17                          7.27                       10.2


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about October 31, 2008, which is the third business day following the Pricing Date(s) (this settlement cycle being referred to as "T+3"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $


                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

              Direct Investment Notes Linked to a Basket of Stocks
               Comprising the KBSH 2008 Top 20 Resource Portfolio

                                 October _, 2008